Exhibit (16)

POWER OF ATTORNEY

Each of the undersigned Trustees of HighMark Funds (the “Trust”) hereby constitutes and appoints Carol Gould, David James, Earle A. Malm, II and Pamela O’Donnell, each of them with full powers of substitution, as his or her true and lawful attorney-in-fact and agent to execute in his or her name and on his or her behalf in any and all capacities the registration statements on Form N-14 of HighMark Funds in connection with (i) the acquisition of the assets and liabilities of certain series of North Track Funds, Inc. set forth below (each, an “Acquired Fund”) in exchange for shares of the corresponding series of the Trust set forth below (each, an “Acquiring Fund”), and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. Any one of such attorneys and agents has, and may exercise, all of the powers hereby conferred. This Power of Attorney will remain in full force and effect with respect to an undersigned Trustee until specifically rescinded by such Trustee. Each of the undersigned Trustees of the Trust specifically permits this Power of Attorney to be filed as an exhibit to the registration statements on Form N-14 or any amendment thereto with the Securities and Exchange Commission.

Acquired Fund	Acquiring Fund
North Track Equity Income Fund	HighMark Equity Income Fund
North Track Geneva Growth Fund	HighMark Geneva Growth Fund
North Track NYSE Arca Tech 100 Index Fund	HighMark NYSE Arca Tech 100 Index Fund
North Track Wisconsin Tax-Exempt Fund	HighMark Wisconsin Tax-Exempt Fund
North Track Dow Jones U.S. Health Care 100 Plus Fund	HighMark Large Cap Growth Fund
North Track Dow Jones U.S. Financial 100 Plus Fund	HighMark Large Cap Value Fund
North Track S&P 100 Index Fund	HighMark Value Momentum Fund
North Track Large Cap Equity Fund	HighMark Value Momentum Fund

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 23rd day of January 2009.

SIGNATURE	TITLE	SIGNATURE	TITLE

/s/ Thomas L. Braje	Trustee	/s/ David E. Benkert	Trustee
Thomas L. Braje		David E. Benkert

/s/ Evelyn Dilsaver	Trustee	/s/ David A. Goldfarb	Trustee
Evelyn Dilsaver		David A. Goldfarb

/s/ Michael L. Noel	Trustee	/s/ Robert M. Whitler	Trustee
Michael L. Noel		Robert M. Whitler

/s/ Earle A. Malm	Trustee
Earle A. Malm, II